Chordiant Software Announces Financial Results for the
Second Quarter of Fiscal Year 2008 Ended March 31, 2008

Updates Fiscal Year 2008 Financial Guidance
Expects to Exit Fiscal Year 2008 within Targeted Non-GAAP Operating Model Range

CUPERTINO, CA – May 6, 2008 -- Chordiant Software, Inc. (Nasdaq - CHRD), the leading provider of Customer Experience (Cx(TM)) software and services, today announced its financial results for the second quarter of fiscal year 2008 ended March 31, 2008, and filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Second Quarter Fiscal Year 2008 Financial Highlights

•	Revenue of $24.7 million, at the upper end of the range of preliminary results announced on April 1, 2008, but down 25% year over year;
•	Generally Accepted Accounting Principles (“GAAP”) loss per basic share of $0.04 and fully diluted non-GAAP earnings per share of $0.00 both exceeding the preliminary results ranges;
•	Bookings of $20.4 million for the second quarter and $70.2 million for the first half of the fiscal year;
•	Backlog of $93.5 million; and
•	Repurchased $9.3 million of Chordiant shares at an average price of $6.10 per share.

Business Highlights

•	Entered into a new transaction greater than $1 million with a privately held Turkish bank, for Chordiant’s full product suite;
•
Won IBM’s 2008 IMPACT Business Process Management Award for partners who demonstrate a unique ability to develop and offer Services-Oriented Architecture (SOA) solutions solving customer challenges in non-traditional ways;

•	Announced partnership with HCL Technologies to expand into emerging markets and deliver enhanced solutions; and
•	Announced the appointment of Chuck Altomare as Vice President of Worldwide Engineering.

“Our business this quarter continued to be impacted by the ongoing challenging macro economic environment, specifically in the financial services sector, which caused some of our customers to take a more cautious approach to IT spending thus elongating our sales cycles,” stated Steven R. Springsteel, Chairman and Chief Executive Officer. “We are working hard to close the deals that slipped into later quarters and are encouraged by our growing pipeline of opportunities.  During the past quarter, we made progress on our growth initiatives by investing in direct sales staff in emerging markets, expanding our alliance partner resources globally, and continuing to innovate by releasing new versions of our product suites.”

Second Quarter Fiscal Year 2008 Financial Results

Total revenues for the second quarter of fiscal 2008 were $24.7 million, a decrease of 25% from the $32.8 million reported for the second quarter of fiscal 2007 ended March 31, 2007.  License revenues for the second quarter of fiscal 2008 were $4.8 million, compared to $18.9 million reported for the second quarter of fiscal 2007.  Service revenues for the second quarter of fiscal 2008 were $19.9 million, compared to $13.9 million reported for the same period of fiscal 2007.  Chordiant reported a GAAP net loss of $1.2 million or GAAP loss per basic share of $0.04 for the second quarter of fiscal 2008, compared to GAAP net income of $5.0 million, or fully diluted GAAP earnings per share of $0.15 for the same period of fiscal 2007.

Chordiant reported second quarter fiscal 2008 non-GAAP net income of $125,000, or fully diluted non-GAAP earnings per share of $0.00, compared to non-GAAP net income of $6.4 million, or fully-diluted non-GAAP earnings per share of $0.19 for the second quarter of fiscal 2007.  Non-GAAP net income excludes stock-based compensation expense , restructuring expense and the amortization of purchased intangible assets.

Deferred Revenue

Deferred revenue at the end of the second quarter of fiscal year 2008 was $55.1 million, a decrease of $12.8 million or 19% as compared to the ending balance of $68.0 million at September 30, 2007. Deferred revenue does not include future amounts due relating to the previously announced Vodafone transaction.

Bookings

Bookings were $20.4 million for the second quarter, a decrease of 59% as compared to the $49.8 million in the first quarter of fiscal 2008 ended December 31, 2007.  The first quarter bookings included $26.1 million from the Vodafone transaction.  Bookings for the first half of fiscal 2008 totaled $70.2 million.

Backlog of Business

At March 31, 2008, Chordiant's backlog, which includes deferred revenue, decreased slightly to $93.5 million, as compared to $96.0 million at December 31, 2007.  Backlog includes $24.6 million of remaining commitments related to the Vodafone transaction that was closed in the first quarter of fiscal 2008.

Cash Position

Chordiant’s cash, cash equivalents, restricted cash and marketable securities position decreased by approximately $17.4 million to $70.0 million at March 31, 2008, as compared to $87.4 million at December 31, 2007.  Of the $17.4 million decrease during the second quarter, a significant portion was due to the acquisition of approximately 1.5 million shares through the Company’s stock repurchase program.

Non-GAAP Financial Measurements

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the section of the accompanying tables titled "Non-GAAP Financial Measures" as well as the related Tables C and D which follow it.

Subsequent Events

On May 1, 2008, Chordiant implemented a reduction of approximately 10% of its workforce.  The Company reduced its headcount across all functions of the organization.  Chordiant plans to reallocate some resources in support of growth opportunities in emerging markets as well as adding headcount in revenue generating areas such as sales and alliances.  Chordiant expects to incur a one time expense of approximately $400,000 in the third fiscal quarter in connection with this reduction of force.

On April 30, 2008 Chordiant had achieved its goal and had completed the repurchase of just over ten percent of its shares of outstanding stock. Effective May 1, 2008, Chordiant terminated the 10b5-1 stock repurchase program it had announced on March 3, 2008.

Updated Fiscal Year 2008 Financial Guidance

“We remain committed to running a profitable business and believe the recent reduction and reallocation of our workforce enables us to do this even in today’s challenging environment,” said Steven R. Springsteel.  “We continue to take a conservative stance to our outlook, specifically as it relates to North American and United Kingdom financial services markets but believe that the investments we have been making in alliances and geographic and vertical diversification will have a positive impact to our results in the second half of fiscal year 2008.”

Management is providing fiscal 2008 guidance as follows:
•	Total bookings for fiscal year 2008 are expected to range between $130 million and $140 million.
•	Total revenues for fiscal year 2008 are expected to range from $112 million to $117 million.
•	Deferred revenue balances during fiscal 2008 are expected to decline slightly or remain approximately flat during fiscal 2008 as compared to 2007 levels.
•	We expect to exit the fiscal year 2008 with our non-GAAP operating income percentage within our targeted range of 15 to 20%.
•
GAAP primary and fully diluted EPS is expected to be between $(0.07) and $0.07 and non-GAAP fully diluted EPS is expected to be between $0.11 and $0.25.  These earnings estimates for fiscal 2008 are based on approximately 31.9 million diluted shares or 31.7 million basic shares outstanding.

•
Finally, Chordiant expects to generate positive cash flows from operations in the second half of fiscal 2008 and end the year with approximately $65 million in aggregate cash, cash equivalents, marketable securities and restricted cash.

Conference Call and Webcast Scheduled for May 6, 2008

Chordiant will host a conference call and webcast to discuss its financial results for the second quarter of fiscal 2008 ended March 31, 2008 on Tuesday, May 6, 2008 at 2:00 p.m. (PT), 5:00 p.m. (ET) and 10:00 pm (GMT). The live audio webcast will be available to investors and the general public from the following website: http://www.veracast.com/webcasts/chordiant2/36117196.cfm.

Alternatively, you may access Chordiant's website at http://www.chordiant.com, where you will see the event listed on the homepage. Access is also possible from Chordiant's Investor Relations website.

The webcast will be archived on the Chordiant website; in addition, a telephone replay will be available on Tuesday, May 6, 2008, beginning at approximately 4:00 p.m. Pacific Time or 7:00 p.m. Eastern Time for seven days after the live call. The replay can be accessed by dialing (800) 405-2236, access code 11111910#.

About Chordiant Software, Inc.
Chordiant helps leading global brands with high-volume customer service needs deliver the best possible customer experience. Chordiant Customer Experience (Cx) solutions blend insight with predictive desktop decisioning to understand the customer’s unique profile and behavior. This in-depth, real-time understanding cultivates a lasting, one-to-one relationship that aligns the most appropriate value proposition to each consumer as well as tailored, profitable engagement from the service provider. For more information, visit Chordiant at www.chordiant.com.

Safe Harbor Statement
This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words, such as "believes," "plans," "expects," "will," "guidance," and similar expressions which are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Chordiant to differ materially from those indicated by these forward-looking statements, including, among others, whether Chordiant’s reduction in force will achieve the desired results, whether Chordiant will be able to attract and close license transactions, including the slipped deals,  with new and existing customers and achieve its revenue targets, or whether the alliances Chordiant formed and geographic and vertical diversification achieved will have a positive impact on Chordiant’s future results.  Other risks relating to Chordiant's products are detailed under "Risk Factors" in Chordiant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, as filed with the Securities and Exchange Commission. This filing is available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc. The Customer Experience Company and Cx are trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

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Chordiant Software, Inc.
NON-GAAP FINANCIAL MEASURES

The accompanying press release dated May 6, 2008 contains non-GAAP financial measures. Tables C and D reconcile the non-GAAP financial measures contained in the press release to the most directly comparable financial measures prepared in accordance with GAAP. These non-GAAP financial measures include non-GAAP total cost of revenue, non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss) and basic and diluted non-GAAP net income (loss) per share.

Chordiant continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Chordiant believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts Chordiant does not consider part of ongoing operating results when assessing the performance of certain functions, certain geographies or certain members of senior management.

The operating budgets of functional managers do not include stock-based compensation expenses, acquisition-related costs, restructuring costs and certain other excluded items that may impact their functions’ profitability, and accordingly, we exclude these amounts from our measures of functional performance. We also exclude these amounts from our internal planning and forecasting process.

We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods. We exclude the following items from our non-GAAP financial measures:

Stock-based compensation expense. Our non-GAAP financial measures exclude stock-based compensation expenses, which consist of expenses for stock options, restricted stock and restricted stock units. Additionally, recent comparative periods in certain prior years also included stock-based compensation for certain stock options that were subject to variable accounting. Under variable accounting, movements in the market value of our stock caused significant unpredictable charges or benefits from period to period. The operating budgets of functional or geographic managers do not include stock-based compensation expenses impacting their function’s income (loss) and, accordingly, we exclude stock-based compensation expenses from our measures of functional or geographic performance. While stock-based compensation is a significant expense affecting our results of operations, management excludes stock-based compensation from our budget and planning process. We exclude stock-based compensation expenses from our non-GAAP financial measures for these reasons and the other reasons stated above. We compute weighted average dilutive shares using the method required by Statement of Financial Accounting Standard No. 128 for both GAAP and non-GAAP diluted net income (loss) per share.

Amortization of purchased intangible assets. In accordance with GAAP, amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions and acquisition-related charges and in operating expenses includes amortization of other purchased intangible assets such as customer lists and covenants not to compete. Acquisition activities are managed on a corporate-wide basis and the operating budgets of functional or geographic managers do not include acquisition-related costs impacting their function’s income (loss). We exclude these amounts from our measures of segment performance and from our budget and planning process. We exclude amortization of intangible assets from our non-GAAP financial measures for these reasons and the other reasons stated above.

Restructuring expense and infrequent charges. Our non-GAAP financial measures exclude restructuring expense and infrequent charges. Restructuring expense consists of expenses for excess facilities, lease termination costs, and expenses for severance charges related to reductions in our workforce. Infrequent charges primarily relate to severance expense associated with executive management. The operating budgets of functional or geographic managers do not include restructuring expenses and infrequent charges or the financial impact to their functions or geographies income (loss). Accordingly, we exclude restructuring expenses and infrequent charges from measures of functional or geographic performance. We also exclude these expenses in non-GAAP financial measures for these reasons and the other reasons stated.

Chordiant refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to historical operating results. Historically, we have reported similar non-GAAP financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter-to-quarter and year-to-year.

Chordiant believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Chordiant's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Chordiant's financial results in conjunction with the corresponding GAAP measures. Because of these limitations, Chordiant qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Chordiant management that similar charges and expenses will not be incurred in subsequent periods.

Table C

CHORDIANT SOFTWARE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended	
	March 31, 2008	March 31, 2007	March 31, 2008	March 31, 2007
GAAP total cost of revenue	$ 9,118	$ 6,508	$ 18,233	$ 14,731
Amortization of purchased intangible assets	(303)	(303)	(606)	(606)
Stock-based compensation expense	(109)	(54)	(262)	(161)
Non-GAAP total cost of revenue	$ 8,706	$ 6,151	$ 17,365	$ 13,964
GAAP gross profit	$ 15,598	$ 26,257	$ 35,617	$ 40,973
Amortization of purchased intangible assets	303	303	606	606
Stock-based compensation expense	109	54	262	161
Non-GAAP gross profit	$ 16,010	$ 26,614	$ 36,485	$ 41,740
GAAP income (loss) from operations	$ (2,202)	5,097	$ (2,814)	$ (5,830)
Amortization of purchased intangible assets	303	303	606	606
Restructuring expenses and infrequent charges	-	255	-	6,976
Stock-based compensation expense	981	893	2,157	1,869
Non-GAAP income (loss) from operations	$ (918)	$ 6,548	$ (51)	$ 3,621
GAAP net income (loss)	$ (1,159)	$ 4,975	$ (954)	$ (5,774)
Amortization of purchased intangible assets	303	303	606	606
Restructuring expenses and infrequent charges	-	255	-	6,976
Stock-based compensation expense	981	893	2,157	1,869
Non-GAAP net income	$ 125	$ 6,426	$ 1,809	$ 3,677
GAAP net income (loss) per basic share	$ (0.04)	$ 0.15	$ (0.03)	$ (0.18)
Amortization of purchased intangible assets	0.01	0.01	0.02	0.02
Restructuring expenses and infrequent charges	-	0.01	-	0.22
Stock-based compensation expense	0.03	0.03	0.07	0.06
Non-GAAP net income per basic share	$ 0.00	$ 0.20	$ 0.06	$ 0.12
Shares used in basic per share amounts	33,066	32,153	33,181	31,939
GAAP net income (loss) per fully diluted share	$ (0.04)	$ 0.15	$ (0.03)	$ (0.18)
Amortization of purchased intangible assets	0.01	0.01	0.02	0.02
Restructuring expenses and infrequent charges	-	-	-	0.21
Stock-based compensation expense	0.03	0.03	0.06	0.06
Non-GAAP net income per fully diluted share	$ 0.00	$ 0.19	0.05	$ 0.11
Shares used in fully diluted per share amounts	33,350	33,216	33,575	31,969

Table C (Continued)

CHORDIANT SOFTWARE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31, 2008 Total Operating Expenses				
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expense	Total Operating Expenses
GAAP operating expenses	$ 6,381	$ 7,400	$ 4,019	$ -	$ 17,800
Stock-based compensation expense	(144)	(230)	(498)	-	(872)
Restructuring expenses and infrequent charges	-	-	-	-	-
Non-GAAP operating expenses	$ 6,237	$ 7,170	$ 3,521	$ -	$ 16,928

	Three Months Ended March 31, 2007 Total Operating Expenses				
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expense	Total Operating Expenses
GAAP operating expenses	$ 7,296	$ 8,314	$ 5,295	$ 255	$ 21,160
Stock-based compensation expense	(168)	(237)	(434)	-	(839)
Restructuring expenses and infrequent charges	-	-	-	(255)	(255)
Non-GAAP operating expenses	$ 7,128	$ 8,077	$ 4,861	$ 255	$ 20,066

	Six Months Ended March 31, 2008 Total Operating Expenses				
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expense	Total Operating Expenses
GAAP operating expenses	$ 13,106	$ 16,303	$ 9,022	$ -	$ 38,431
Stock-based compensation expense	(343)	(471)	(1,081)	-	(1,895)
Restructuring expenses and infrequent charges	-	-	-	-	-
Non-GAAP operating expenses	$ 12,763	$ 15,832	$ 7,941	$ -	$ 36,536

	Six Months Ended March 31, 2007 Total Operating Expenses				
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expense	Total Operating Expenses
GAAP operating expenses	$ 13,592	$ 15,578	$ 10,906	$ 6,727	$ 46,803
Stock-based compensation expense	(262)	(566)	(880)	-	(1,708)
Restructuring expenses and infrequent charges	-	-	(249)	(6,727)	(6,976)
Non-GAAP operating expenses	$ 13,330	$ 15,012	$ 9,777	$ -	$ 38,119

Chordiant Media Relations Contact
Mo Mahmoud
Eastwick Communications
(650) 480-4058
Chordiant@eastwick.com

Chordiant Investor Relations Contact
Staci Strauss Mortenson
Integrated Corporate Relations
(203) 682-8273
staci.mortenson@icrinc.com

SOURCE: Chordiant Software, Inc. (NASDAQ : CHRD)